TECH ELECTRO INDUSTRIES, INC.
                     275 North Franklin Turnpike, Suite 230
                            Ramsey, New Jersey 07446
                                 (201) 760 9900


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 12, 2001

To the Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Tech Electro Industries, Inc., a Texas corporation (the "Company"), which will be held at 4300 Wiley Post Road, Addison, Texas 75001, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

1. To elect a board of three directors to serve until the next annual meeting of the Company's stockholders or until their respective successors have been elected and qualify;

2. To ratify the selection and appointment of King Griffin & Adamson P.C. as the Company's independent public accountants for fiscal year 2001; and

3. To ratify the 2000 Incentive Stock Option Plan (the "Plan") approved by the board on June 24, 2000. A copy of the Plan is attached hereto as Exhibit A.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record of the Company's Common Stock and Series A Preferred Stock at the close of business on April 20, 2001, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Meeting.

         THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Mimi Tan
                                              Secretary

Ramsey, New Jersey
May 9, 2001

                          TECH ELECTRO INDUSTRIES, INC.
                       275 N. Franklin Turnpike, Suite 230
                                Ramsey, NJ 07446
                                 (201) 760 9900

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


         The following information is furnished in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Tech Electro Industries, Inc., a Texas corporation (the "Company"), to be held at 4300 Wiley Post Road, Addison, Texas 75001 at 10:00 a.m. CDST, Tuesday, June 12, 2001 and any adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                     SOLICITATION AND REVOCATION OF PROXIES


         A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, is solicited on behalf of the Board of Directors of the Company for use at the Meeting. Stockholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (iii) attendance at the Meeting and voting in person.

         The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. Members of the Management of the Company may also solicit some stockholders in person, or by telephone, telegraph or telecopy, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services. It is estimated that this Proxy Statement and accompanying Proxy will first be mailed to stockholders on or before May 9, 2001.

         Proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted FOR the election of all three of the nominee-directors specified herein, FOR ratification of the 2000 Incentive Stock Option Plan and FOR the ratification of the selection and appointment of King Griffin & Adamson P.C. as the Company's independent public accountants for fiscal year 2001, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

                           STOCKHOLDERS' VOTING RIGHTS

         Only holders of record of the Company's Common Stock, $0.01 par value ("Common Stock") and Series A Preferred Stock, $1.00 par value ("Series A Stock"), at the close of business on April 20, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting. On such date there were 8,230,820 shares of Common Stock outstanding and 120,588 shares of Series A Stock outstanding, with one vote per share and all voting as one class.

         With respect to the election of directors, assuming a quorum is present, the three candidates receiving the highest number of votes will be elected. See "Nomination and Election of Directors." To ratify the selection and appointment of King Griffin & Adamson P.C., assuming a quorum is present, the affirmative vote of stockholders holding a majority of the voting power represented at the Meeting is required. To ratify the 2000 Incentive Stock Option Plan approved by the board on June 24, 2000, assuming a quorum is present, the affirmative vote of stockholders holding a majority of the voting power represented at the Meeting is required. A quorum is the presence in person or by proxy of shares representing a majority of the voting power of the Common Stock and Series A Stock.

         Under the Company's bylaws and Texas law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposals to ratify the selection and appointment of King Griffin & Adamson P.C., and to ratify the 2000 Incentive Stock Option Plan will have the effect of a no vote for such proposal.


                   VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

         The following table sets forth, as of the Record Date, the shares of the Company's Common Stock and Series A Preferred Stock beneficially owned by all directors and nominees, each executive officer, all officers and directors as a group and each person known to the Company to be the beneficial owner of more than five percent, as follows:

---------------      ------       -------  -------        ------
                     Common                Series A
                     Stock                 Stock
                     ------                -------
                     Amount                Amount
                     and                   and
                     Nature of             Nature of
                     Beneficial   % of     Beneficial     % of
Name and Address     Ownership(1) Class(2) Ownership(1)   Class(2)
---------------      -----------  -------- -----------    ------
William Tan,         3,727,546    35.14%   5,000          4.15%
President            Direct                (through
275 N. Franklin      and Indirect          ownership of
Turnpike, #230       (3)                   5,000 units)
Ramsey, NJ 07446
---------------      -----------  -------- -----------    ------
Gin Securities,Ltd.  1,163,636(4) 13.20%       0          0
11 Jalan Medang      Direct
Bukit Bandaraya
59100 Kuala Lumpur
Malaysia
---------------      -----------  -------- -----------    ------
Pricewaterhouse      1,100,000    13.36%       0          0
Coopers, Inc.        Direct
145 King Street W
Toronto Ontario
Canada M5H 1V8
---------------      -----------  -------- -----------    ------
Jenny Jechart        1,094,696(5) 12.42%       0          0
10724 Wilshire Blvd. Direct and
Los Angeles,CA 90024 Indirect
---------------      -----------  -------- -----------    ------
Jason Tan Highway    668,000(6)    7.80%       0          0
Wisma Cosway #12-02, Direct
Jln.
Raja Chulan
50200 Kuala Lumpur,
Malaysia
---------------      -----------  -------- -----------    ------
Wooi Hou Tan         666,000       7.78%       0          0
First Floor Flat     Direct
53 Gloucester Road
London, England
SW74QN
United Kingdom
---------------      -----------  -------- -----------    ------
Mutsuko Gomi         666,000(7)    8.09%       0          0
1367-31 Kawana       Direct
Ito-Shi, Japan 414
---------------      -----------  -------- -----------    ------
Craig D. LaTaste     542,979(8)    6.57%       0          0
4300 Wiley Post Rd.  Direct
Dallas, TX 75244
USA
---------------      -----------  -------- -----------    ------

---------------      ------       -------  -------        ------
                     Common                Series A
                     Stock                 Stock
                     ------                -------
                     Amount                Amount
                     and                   and
                     Nature of             Nature of
                     Beneficial   % of     Beneficial     % of
Name and Address     Ownership(1) Class(2) Ownership(1)   Class(2)
---------------      -----------  -------- -----------    ------
Mimi Tan,            535,000(9)    6.25%       0          0
Secretary            Direct and
275 N. Franklin      Indirect
Turnpike, #230
Ramsey, NY 07446
---------------      -----------  -------- -----------    ------
Sadasuke Gomi,       487,150(10)   5.72%       0          0
Director             Direct and
275 North Franklin   Indirect
Turnpike, #230
Ramsey, NJ 07446
---------------      -----------  -------- -----------    ------
Ian Colin Edmonds    200,000(11)   2.37%       0          0
Vice President and
Director
275 North Franklin
Turnpike, #230
Ramsey, NJ 07446
---------------      -----------  -------- -----------    ------
Julie Sansom-Reese   22,250(12)    0.27%       0          0
Chief Financial
Officer
275 North Franklin
Turnpike, #230
Ramsey, NJ 07446
---------------      -----------  -------- -----------    ------
All Directors and    4,971,946    42.53%   5,000          4.15%
Executive Officers
As a Group
(5 persons)
---------------      -----------  -------- -----------    ------

(1) Except as otherwise indicated and subject to applicable community property and similar laws, we assume that each named person has the sole voting and investment power with respect to his or her shares, other than shares subject to options.

(2) Percent of class is based on the number of shares outstanding as of April 20, 2001. In addition, shares which a person had the right to acquire within 60 days are also deemed outstanding in calculating the percentage ownership of the person but not deemed outstanding as to any other person. Does not include shares issuable upon exercise of any warrants, options or other convertible rights which are not exercisable within 60 days from April 20, 2001.

(3) Includes (i) 75,000 shares directly held by Mr. Tan, (ii) options to acquire 500,000 shares of common stock directly held by Mr. Tan, (iii) 5,000 Units directly held by Mr. Tan with each Unit convertible into one share of common stock and one share of preferred stock, of which one share of preferred stock is convertible into two shares of common stock, (iv) 283,000 shares of common stock, options to purchase 100,000 shares of common stock and 1,050,000 warrants to purchase common stock held by Placement & Acceptance, Inc., a company of which Mr. Tan is a director and officer, (v) 727,273 shares of common stock and 727,273 warrants to purchase shares of common stock held by Ventures International, Ltd., a company of which Mr. Tan is a director and officer, and (vi) 250,000 warrants to purchase common stock held by Caspic International, Inc., a company of which Mr. Tan is a director and officer.

(4)      Includes (i) 581,818 shares of common stock and (ii) 581,818 warrants.

(5)      Includes (i) 509,091 shares of common stock,  (ii) 509,091 warrants and
         (iii) 76,514 warrants owned by AHS Funding, LLC of which Ms. Jechart is the principal.

(6)      Includes  options  to  acquire  334,000  shares of common stock.

(7)      Includes  options  to  acquire  333,000  shares of common stock.

(8) Mr. LaTaste has direct ownership of 433,732 shares of common stock, and as a partner of LaTaste Enterprise, he is owner of 16,667 shares of common stock which shares have been included in the percent of shares shown herein. In addition, Mr. LaTaste has been granted options to acquire 35,000 shares of common stock; 26,250 of such options are exercisable immediately, and are included in the percent of shares shown herein. Mr. LaTaste's wife, Jacqueline Green LaTaste, is the owner of 24,213 shares of common stock which she received in 1994 as an inheritance. Mr. La Taste disclaims any beneficial interest in these shares. Mr. LaTaste's children are beneficiaries of the LaTaste Children's Trust, which owns 46,317 shares of common stock. Mr. LaTaste also disclaims any beneficial interest in these shares.

(9) Includes (i) 205,000 shares and the options to acquire 180,000 shares of common stock attributed to her through Equator Holdings, Inc. a company of which Ms. Tan is a director and officer and (ii) options held directly by Ms. Tan to acquire 150,000 shares of common stock.

(10) Includes (i) 2,150 shares held directly by Mr. Gomi, (ii) 205,000 shares and options to acquire 180,000 shares attributed to him through Fleet Security Investments, Inc. of which Mr. Gomi is a director and
         (iii) an option granted to Gomi to acquire 100,000 shares.

(11)     Represents  shares  underlying  options  currently  exercisable  by Mr.
         Edmonds.

(12) Represents shares underlying options currently exercisable by Ms. Sansom-Reese.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company's wholly owned subsidiary, Computer Components Corporation, doing business as Universal Battery, leases its office and warehouse premises from LaTaste Enterprises, a partnership comprised of Craig D. LaTaste and members of his family. The current lease is for a term ending February 28, 2005 and provides for an annual base rent of $100,800.

         On October 26, 1999, the Company completed the acquisition of Alphanet Hospitality Systems Inc. ("AHS"). As part of this transaction, the Company arranged for a $2,525,000 credit facility for AHS to refinance its existing indebtedness. $1,525,000 of the said indebtedness was refinanced through Appel Investments Inc. and $1,000,000 through AHS Funding, LLC. William Tan's brother, Kim Yeow Tan, is an officer of Appel. Jenny Jechert, a shareholder, is a principal of AHS Funding. AHS paid a loan origination fee of $150,737 to Appel and $98,828 to AHS Funding. The remaining balance of the indebtedness is an interest only loan at 20.5% per annum. The principal of the indebtedness is due in full on October 26, 2001. As additional consideration for the refinancing, Appel and AHS Funding received warrants to purchase 116,703 shares and 76,514 shares, respectively, of common stock exercisable at $0.75 per share. The warrants expire on October 20, 2004.

         The Company engaged Placement & Acceptance, Inc., a British Virgin Islands corporation, to effect a private placement of securities, which was consummated in December 1997. Mr. Tan is a director and shareholder of Placement & Acceptance. Placement & Acceptance received fees of $112,000, inclusive of expenses, for acting as sales agent in the placement. The Company also engaged Placement & Acceptance in October, 1999 to effect a private placement of securities to raise $1,400,000 for their acquisition of AHS. Placement & Acceptance received a placement fee of warrants to purchase 500,000 shares in consideration for services rendered. In addition, the Company retained Placement & Acceptance to refinance the outstanding AHS indebtedness required to complete the acquisition. Placement & Acceptance received a placement fee of warrants to purchase 550,000 shares of common stock in consideration for services rendered. All of these warrants are exercisable at $0.75 per share and expire on October 20, 2004.

         In 1998 and 1999, William Tan, the Company's President and CEO, made unsecured, non-interest bearing loans to Tech Electro Industries of $100,000 and $56,000, respectively. We paid these loans by issuing 208,000 shares of common stock to Placement & Acceptance, Inc., of which Mr. Tan is the principal. The shares are restricted against transfer. The Company determined that the average fair market value of these shares was $.75 per share at the time we issued these shares to Placement & Acceptance in January 2000. However, for financial reporting purposes, we deemed these loans to have been paid in the years they were respectively made.

         Also in 1999, Placement & Acceptance made an unsecured, non-interest bearing loan to the Company in the amount of $107,000. During December 2000, the Company paid back $40,000 leaving a balance due as of March 31, 2001 of $67,000.

         On February 25, 2000, the Company renegotiated and settled in full its $2.1 million promissory note payable to PricewaterhouseCoopers, Inc., Trustee of the Estate of AlphaNet Telecom Inc. that composed part of the purchase price of its acquisition of AHS. The promissory note was paid in full by the payment of $500,000 cash and the issuance of 1,100,000 shares of common stock to PricewaterhouseCoopers, Inc. The $500,000 cash was raised by a loan from Caspic International, Inc. Mr. Tan is also a director and shareholder of Caspic
International, Inc. The loan is due on September 10, 2001, bears an interest rate of 12% per annum payable monthly and is secured by a pledge of the shares of capital stock of AHS. As additional consideration for the loan, we also issued to Caspic International warrants to purchase 250,000 shares of common stock at $0.73 per share exercisable immediately, with an expiration date of February 25, 2005.

         The terms of each of the above described transactions with affiliated parties are as fair to us as could have been obtained from unaffiliated parties.

                        2000 INCENTIVE STOCK OPTION PLAN

         On June 24, 2000, the Board of Directors approved, subject to the approval of the Company's stockholders, the 2000 Incentive Stock Option Plan. A copy of the Plan is attached hereto as Exhibit A.

         The Plan reserves an aggregate of 2,000,000 shares of the Company's Common Stock for issuance pursuant to the exercise of stock options which may be granted to key employees and non-employee directors of the Company and independent contractors and consultants to the Company. The Board of Directors has determined that the Plan will increase the proprietary interest in the Company of key employees, non-employee directors, and independent contractors and consultants and will align more closely their interests with the interests of the Company. The Plan will also increase the Company's ability to attract and retain the services of experienced and highly qualified employees and non-employee directors.

         The Plan will be administered by a committee whose members will be selected by the Board (the "Committee"), or in the absence of such committee, the Plan shall be administered by the entire Board. The Committee or the Board of Directors will determine, without limitation, the persons who will be granted options under the Plan, the type of option to be granted and the number of shares subject to each option and the option price. The Committee or the Board of Directors also may determine the time or times when an option becomes exercisable, the duration of the exercise period for options, and the form or forms of the instruments evidencing options granted under the Plan. The Committee or the Board of Directors may adopt, amend, and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan. The Committee or the Board of Directors may amend or rescind the Plan without stockholder approval, except when an amendment would (a) materially increase the number of securities that may be issued under the Plan or (b) materially modify the requirements of eligibility for participation in the Plan.

         Options granted under the Plan may be either options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not so qualify ("Non-qualified Options," collectively with Incentive Options, the "Options"). Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company' s Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The exercise price of Non-qualified Options will be determined by the Committee or the Board of Directors.

         Key employees and non-employee directors of the Company and independent contractors or consultants for the Company and its subsidiaries are eligible to receive Non-qualified Options under the Plan. Only key employees are eligible to receive Incentive Options. At the Board of Directors' option, the Plan allows for the proportionate adjustment of the number of shares for outstanding options and the option price per share in the event of stock dividends, recapitalization resulting in stock splits or combinations or exchanges of shares, but any such adjustment will not change the total purchase price payable upon the exercise in full of options granted under the Plan.

         Options granted under the Plan are nonassignable and nontransferrable, except by will or the laws of descent and distribution. Except in the case of death or disability of an optionee, options granted may be exercised only by the optionee. The expiration date of an option is determined by the Committee at the time of the grant and is set forth in the applicable stock option agreement. In no event may an option be exercisable after ten years from the date it is granted.

         If an optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to termination of his right to exercise an option in accordance with the provisions of his option agreement, the option agreement may provide that the option may be exercised, to the extent of the shares with respect to which the option could have been exercised by the optionee on the date of his death or disability, (i) in the case of death, by the optionee's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the optionee or (ii) in the case of disability, by the optionee or his personal representative, provided the option is exercised prior to the date of its expiration or not more than one year from the date of the optionee's death or disability, whichever first occurs. The date of disability of an optionee will be determined by the Committee.


Federal Income Tax Consequences

         INCENTIVE OPTIONS. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an Incentive Option. However, an employee who exercises an Incentive Option by delivering shares of Common Stock previously acquired pursuant to the exercise of an Incentive Option is treated as making a Disqualifying Disposition (defined below) of these shares if the employee delivers the shares before the expiration of the holding period applicable to these shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an Incentive Option (i.e., the exercise of the Incentive Option for one share and the use of that share to make successive exercise of the Incentive Option until it is completely exercised) without the imposition of current income tax.

         The amount by which the fair market value of the shares acquired at the time of exercise of an Incentive Option exceeds the purchase price of the shares under such Option will be treated as an adjustment to the Optionee's alternative minimum taxable income for purposes of the alternative minimum tax. If, however, there is a Disqualifying Disposition in the year in which the Option is exercised, the maximum amount of the item of adjustment for such year is the gain on the disposition of the shares. If there is Disqualifying Disposition in a year other than the year of exercise, the dispositions will not result in an adjustment for the other year.

         If, subsequent to the exercise of an Incentive Option (whether paid for in cash or in shares), the Optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such Incentive Option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss. If the holder is subject to the alternative minimum tax in the year of disposition, the holder's tax basis in his or her shares will be increased for purposes of determining his alternative minimum tax for that year, by the amount of the item of adjustment recognized with respect to such shares in the year the Option was exercised.

         In general, if, after exercising an Incentive Option, an employee disposes of the acquired shares before the end of the Required Holding Period (a "Disqualifying Disposition"), an Optionee would be deemed to receive ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the Incentive Option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the Optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

         The Company is not allowed an income tax deduction for the grant or exercise of an Incentive Option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, the Company will be allowed to deduct an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount is an ordinary and necessary business expense to the Company and is reasonable, and would satisfy the Company' s withholding obligation for this income.

         Non-qualified Options. An Optionee granted a Non-qualified Option under the Plan will generally recognize, at the date of exercise of such Non-qualified Option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the Non-qualified Option. This taxable ordinary income will be subject to Federal income tax withholding. The Committee or the Board of Directors may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of federal income taxes or other taxes with respect to the exercise of any Option granted under the Plan. If the Common Stock is traded in the over-the-counter market or upon any securities exchange, such rules and procedures may provide that the withholding obligation will be satisfied by the Company withholding shares of Common Stock otherwise issuable upon exercise of an Option in shares of Common Stock in an amount equal to the statutory prescribed minimum withholding applicable to the ordinary income resulting from the exercise of that Option.

         If an Optionee exercises a Non-qualified Option by delivering other shares, the Optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the Optionee's tax basis. The Optionee, however, will be taxed as described above with respect to the exercise of the Non-qualified Option as if he had paid the exercise price in cash, and the Company will generally be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the Optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered and his holding period for such number of shares received will include his holding period for the shares surrendered. The Optionee's tax basis and holding period for the additional shares received on exercise of a Non-qualified Option paid for, in whole or in part, with shares will be the same as if the Optionee had exercised the Non-qualified Option solely for cash.

         The above discussion is based on federal income tax laws and regulations in effect as of the date hereof. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult his own tax advisor.


                      NOMINATION AND ELECTION OF DIRECTORS

         The Company's directors are to be elected at each annual meeting of stockholders. At this Meeting, three directors are to be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualify. The nominees for election as directors at this Meeting set forth in the table below are all recommended by the Board of Directors of the Company.

         In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

         The three nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors to serve until the next annual meeting of stockholders or until their successors are elected and qualify.

         The following table sets forth certain information concerning the nominees for election as directors and accounts for all of the current directors (all of such nominees being continuing members of the Company's present Board of Directors) and officers of the Company with the exception of Julie A. Sansom-Reese who is currently the Chief Financial Officer of the Company and Mimi Tan who is currently Secretary of the Company and who are noted below as significant employees:


     Nominee             Principal Occupation                           Age
     -----------------   ------------------------------------------    -----

     William Tan         Investor, Chairman of the Board,                58
                         President and Chief Executive
                         Officer of the Company

     Ian Colin Edmonds   Vice President and Director of the Company      29

     Sadasuke Gomi       Investor and Director of the Company            30


         WILLIAM TAN was elected President, Chief Executive Officer, Director, and Chairman of the Board of Directors of the Company in February 1997. Mr. Tan has been active as an entrepreneur in the fields of finance, general insurance, property development and management for the past twenty years. He has held senior management positions in a number of financing, insurance, textile, property development and related businesses. Mr. Tan is the father of Mimi Tan.

         IAN COLIN EDMONDS, Vice President and director of the Company. Mr. Edmonds is a graduate of the University of Denver, where he received a bachelors degree in Marketing and minor in Statistics in June 1996. Following graduation and through December 1997, he was Assistant Product Manager at Information Handling Services, a private information-technology firm, in Denver, Colorado. Mr. Edmonds has served as a director of the Company since July 1997. Mr. Edmonds was elected Vice President in February 1999.

         SADASUKE GOMI was elected Director of the Company in February 1997. Mr. Gomi is a graduate of Meiji University in Japan, where he received a bachelor's degree in commerce in 1995. During the past five years, Mr. Gomi's principal occupation has been that of a private investor, as well as a student.

         No family relationship exists among any of the executive officers or directors of Company or persons nominated or chosen to become directors or executive officers, except that William Tan is the father of Mimi Tan, Secretary of the Company.

Significant Employees

         The  following   table  sets   forth-certain   information   concerning
significant employees of the Company and its wholly owned subsidiaries.


Name                            Age     Position
---------------------------    -----    ------------------------------------
Julie A. Sansom-Reese            38     CFO of the Company and Computer
                                        Components Corporation
                                        (d.b.a. Universal Battery)

Mimi Tan                         27     Corporate Secretary of the
                                        Company, Universal Battery and AHS

Randy Hardin                     41     CEO of Universal Battery

Richard Ramsey                   54     Vice President of Universal Battery

Ian Kindred                      53     COO of AHS

John Beasley                     52     EVP of Sales & Marketing of AHS

Desmond Durose                   33     CFO of AHS


         JULIE SANSOM-REESE was named Interim Chief Financial Officer of Tech Electro Industries in November 1999. In November 2000, she assumed this role on a permanent basis. Since August 1986, she has served as CFO of Universal Battery. She served as CFO of Tech Electro Industries from 1992 through June 1996.

         MIMI TAN is the Secretary of the Company. She holds a BS degree in Marketing and a minor in Statistics from the University of Denver, Colorado. Prior to joining the Company, Ms. Tan was an intern at Prudential Securities in Denver, Colorado. Ms.Tan has served as Secretary of the Company since February 1998. Ms. Tan also serves as Secretary of Universal Battery and AHS. She is the daughter of William Tan.

         RANDY HARDIN has been the President and CEO of Universal Battery since January 14, 1999. He has been an officer of Universal Battery since November 1996. From 1991 to 1996, Mr. Hardin was the National Sales Manager of MK Battery, Inc., a distributor of sealed batteries. Mr. Hardin is a graduate of Texas A&M University where he received a B.A. in Political Science/Marketing in 1982.

         RICHARD RAMSEY has been the Vice President of Universal Battery since May, 2000. He joined Universal Battery in 1974 in the sales and marketing department.

         IAN KINDRED is Chief Operating Officer of AlphaNet. He joined AlphaNet in 1992 to create and manage its InnFax operations, engineering and customer service in North America.

         JOHN BEASLEY joined AlphaNet in August 2000 as the Executive Vice President of Sales and Marketing. Prior to joining AHS, Mr. Beasley was a Regional Sales Manager for Fujitsu Business Communications, a producer of networking, telecommunications and call center equipment, where he was employed for 1-1/2 years. Prior to that he was a director of the commercial products division for Zenith Electronics for over 10 years.

         DESMOND DUROSE has served as the Chief Financial Officer of AlphaNet since June 1, 2000. Mr. Durose joined AlphaNet in 1997 as their Senior Financial Analyst. Mr. Durose has served as the Controller of AlphaNet beginning in October 1999.


                       INFORMATION CONCERNING THE BOARD OF
                        DIRECTORS AND CERTAIN COMMITTEES


         The business of the Company's Board of Directors is conducted through full meetings of the Board and consents of members. The Company does not have a nominating committee, audit committee or compensation committee of the Board of Directors. The nominees for election as directors at the Meeting were selected by the Board of Directors of the Company.

         There were four meetings of the Board of Directors of the Company during the last fiscal year of the Company. Messrs. Tan and Edmonds attended all four of these meetings. Ms. Gomi attended none. Other Board action was taken by unanimous consents.


Compensation of Board of Directors

         DIRECTORS' FEES. Effective May 9, 1997, for service on the Board of Directors, directors who are not employees of the Company receive a payment of $500.00 for each meeting attended in person, plus reimbursement for travel expenses. Directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at board meetings.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


Executive Compensation


         The following table sets forth information for the fiscal year ended December 31, 2000, 1999, and 1998 concerning compensation of the (1) Chief Executive Officer and the (2) the other most highly compensated executive officers of the Company whose salary and bonus compensation was at least $100,000, for services in all capacities to the Company and its subsidiaries or divisions in the fiscal year ended December 31, 2000:

                              SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------
                       Annual Compensation     Long-Term Compensation
                     ------------------------  ---------------------------------
                                               Awards                   Payouts
---------- --------- ------ ----- -----------  ----------  ------------ --------
Name and   Fiscal    Salary Bonus Other        Restricted  Securities   LTIP
Principal  Year      ($)    ($)   Annual       stock       Underlying   Payouts
Position   Ended                  Compensation award(s)    Options/     ($)
           Dec. 31                 ($)         ($)         SARs (#)
---------- --------- ------ ------ ----------  ----------  ------------ --------
William     2000          0      0          0           0            0       0
Tan,
Chairman    1999          0      0          0           0      400,000       0
of the
Board,      1998          0      0          0    $244,620      100,000       0
President                                          (1)
and CEO
of the
Company
---------- -------- ------- ------ ----------  ----------  ------------ --------
Ian Colin   2000    104,000 24,000          0           0            0       0
Edmonds,
Vice
President
---------- -------- ------- ------ ----------  ----------  ------------ --------
Mimi        2000     86,400 18,720          0           0            0       0
Tan,
Corporate
Secretary
---------- -------- ------- ------ ----------  ----------  ------------ --------


     (1) On November 18, 1998, the Company agreed on an annual compensation of $360,000 including expenses, effective February 1998, for Mr. Tan's services. On December 15, 1998, the Company issued to Mr. Tan 400,000 shares of Common Stock in lieu of payment of Mr. Tan's 1998 accrued salary in consideration for services provided by Mr. Tan. On December 22, 1999, the Company and Mr. Tan rescinded the 400,000 shares issued to him. Mr. Tan returned the shares to the Company and has waived all compensation due him for his services to the Company for this period.

     In February 1998, the Company agreed to pay Mr. Tan $10,000 per month for services rendered in 1997 as the Company's Chairman of the Board, President and Chief Executive Officer. On February 20, 1998, the Company issued to Mr. Tan 100,000 shares of Common Stock, valued at $2.25 per share, in lieu of payment of Mr. Tan's 1997 accrued salary, and an additional 75,000 shares of Common Stock in repayment of expenses and advances incurred by Mr. Tan on behalf of the Company. On December 22, 1999, the Company and Mr. Tan rescinded the said 100,000 shares issued to him. Mr. Tan returned the shares to the Company and has waived all compensation due him for his services to the Company for this period. Concurrently with the issuance of the foregoing shares, the Company granted to Mr. Tan options to acquire 100,000 shares of Common Stock, which options were exercisable over a period of two years from the date of issuance, at an exercise price of $5.00 per share. These options were not exercised and have expired.

         RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Action is to be taken by the stockholders at the Meeting with respect to the ratification of King Griffin & Adamson P.C., the Company's current independent public accountants, as independent accountants for the Company for the fiscal year ending December 31, 2001. King Griffin & Adamson P.C. does not have and has not had at any time any direct or indirect financial interest in the Company or any of its subsidiaries and does not have and has not had at any time any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither the Company nor any officer or director of the Company has or has had any interest in King Griffin & Adamson P.C.

         The Board of Directors of the Company have approved King Griffin & Adamson P.C. as its independent accountants. Prior thereto, they have questioned partners of that firm about its methods of operation and have received assurances that any litigation or other matters involving it do not affect its ability to perform as the Company's independent accountants.

         Representatives of King Griffin & Adamson P.C. will be present at the Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

         Notwithstanding the ratification by shareholders of the appointment of King Griffin & Adamson P.C., the Board of Directors may, if the circumstances dictate, appoint other independent accountants.

Audit Fees

         King Griffin & Adamson P.C. billed the Company $109,110 in aggregate fees for professional services rendered for the audit of the Company's financial statements for its fiscal year ended December 31, 2000 and reviews of the Company's Forms 10-QSB filed with the Securities and Exchange Commission during such fiscal year.

Financial Information Systems Design and Implementation Fees

         King Griffin & Adamson, P.C. did not perform any financial information systems design and implementation services for the Company during the fiscal year ended December 31, 2000.

All Other Fees

         King Griffin & Adamson P.C. billed the Company $43,440 in aggregate fees for all other professional services rendered to the Company during fiscal year ended December 31, 2000, such as tax advice and reviews of the Company's financial statements included in registration statements filed with the Securities and Exchange Commission.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's most recent fiscal year all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been met on a timely basis, except William Tan filed one report in February 2000, Ian Edmonds filed one report in May 2000 and Sadasuke Gomi filed one report in May 2000, each of the foregoing untimely reporting one transaction.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Stockholders who wish to present proposals for action at the 2002 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than December 30, 2001.

                          ANNUAL REPORT TO STOCKHOLDERS

         The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2000, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. Any stockholder who does not receive a copy of such Annual Report to Stockholders may obtain one by writing to the Company.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment and discretion.

                          ANNUAL REPORT ON FORM 10-KSB

         A copy of the Company's Annual Report on Form 10-KSB, including the financial statements thereto, but excluding exhibits, as filed with the Securities and Exchange Commission, will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to Investor Relations, Tech Electro Industries, Inc., 275 N. Franklin Turnpike, Suite 230, Ramsey, New Jersey 07446. If exhibit copies are requested, a copying charge of $.20 per page will be made.
                                              BY ORDER OF THE BOARD OF DIRECTORS
                                              Mimi Tan
                                              Secretary
Ramsey, New Jersey
May 9, 2001

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

PROXY
                          TECH ELECTRO INDUSTRIES, INC.
                       275 N. Franklin Turnpike, Suite 230
                            Ramsey, New Jersey 07446
                                 (201) 760 9900

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 12, 2001

         The undersigned hereby appoints William Tan and Ian Colin Edmonds as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Tech Electro Industries, Inc. held of record by the undersigned on April 20, 2001, at the Annual Meeting of Stockholders of Tech Electro Industries, Inc. to be held on June 12, 2001, or any adjournment thereof.

INSTRUCTIONS: PLEASE INDICATE YOUR PROPOSAL SELECTION BY PLACING AN "X" IN THE APPROPRIATE BOXES BELOW.

1.       ELECTION OF DIRECTORS

(INSTRUCTION: To vote for all nominees, place an "X" in the box marked FOR below. To withhold authority to vote for all nominees, place an "X" in the box marked WITHHOLD AUTHORITY below. To withhold authority to vote for any individual nominee, check the space next to the nominee's name below):

 _
|_| FOR all nominees below (except as marked to the contrary below)
 _
|_| WITHHOLD AUTHORITY to vote for all nominees listed below

  William Tan                  ____
  Ian Colin Edmonds            ____
  Sadasuke Gomi                ____


2. TO RATIFY THE SELECTION OF KING GRIFFIN & ADAMSON P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS.
 _                _                     _
|_| FOR          |_| AGAINST           |_| ABSTAIN


                           (continued on reverse side)

                          (continued from reverse side)




3.       To ratify the 2000 Incentive Stock Option Plan OF THE COMPANY.
 _                _                     _
|_| FOR          |_| AGAINST           |_| ABSTAIN


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


Dated: ____________, 2001



------------------------------------------
Signature of Stockholder

Signature if held jointly

Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE READ, COMPLETE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.